EXHIBIT n

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the incorporation by reference of our report dated January 16, 2007, with respect to the financial statements of Tortoise Energy Infrastructure Corporation for the year ended November 30, 2006, in the Registration Statement (Form N-2) under the Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-140547) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri
March 2, 2007